Exhibit 99.1

PRESS RELEASE

Sharda Caro del Castillo, global fintech and payments leader, joins Payoneer’s Board of Directors

Heather Tookes to step down from Payoneer’s Board of Directors

NEW YORK, March 21, 2023 – Payoneer (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today announced changes to its Board of Directors.

•	Sharda Caro Del Castillo joins the Payoneer Board of Directors effective March 17. Caro Del Castillo also serves as a member of the Risk and Compensation Committees of the Board. Caro Del Castillo has over 25 years of experience leading both business and legal teams and brings an extensive background in payments, financial services, and regulations and compliance to Payoneer’s Board. She most recently served as the Chief Legal Officer at Affirm. Prior to that, she has been the Global Head of Payments at Airbnb, Payments Counsel and Head of Payments Platform at Square, and Product and Regulatory counsel at PayPal, among other roles. She also serves on the Board of Directors of GoFundMe and Forter.

•	Heather Tookes stepped down from her role as Board member, effective March 17. The resignation was not the result of any disagreement with the Board of Directors or the Company. Tookes has been a member of Payoneer’s Board of Directors since 2021 and is a finance professor at the Yale School of Management.

“We are thrilled to welcome Sharda Caro Del Castillo to the Payoneer Board of Directors and look forward to the deep experience she brings and the value she will add to Payoneer,” said Avi Zeevi, Chairman of the Board of Directors of Payoneer. “I would like to thank Heather for her contributions to Payoneer. Her strong leadership, commitment, and strategic insights helped guide the company’s growth. While we will miss her, this is a natural evolution of our Board and I remain confident we have a strong, diverse Board that will help govern Payoneer for its future success.”

“I am honored to join Payoneer’s Board of Directors at such an exciting time for the company,” said Sharda Caro Del Castillo. “I am looking forward to working alongside our Board members and company management to continue to deliver on the Payoneer mission of providing a financial operating account for entrepreneurs and businesses around the world to do business across borders.”

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses (SMBs) to transact, do business and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any business and entrepreneurs anywhere to participate and succeed in the global digital economy. Since our founding, we have built a global financial platform that has already made it easier for millions of SMBs, particularly in emerging markets, to pay and get paid, manage their funds, and grow their business.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any legal proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2022 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Contacts

Investor contact
investor@payoneer.com

Media contact
pr@payoneer.com

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